Exhibit 99

 FOR IMMEDIATE RELEASE

Marine Products Corporation Announces

Third Quarter 2015 Share Repurchases

ATLANTA, October 1, 2015 - Marine Products Corporation (NYSE: MPX) announced today that during the third quarter of 2015 it purchased 17,930 shares under its share repurchase program.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, jet drive and outboard pleasure boats, and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com